                           YELLOW ROADWAY CORPORATION
                                10990 Roe Avenue
                            Overland Park, KS 66211
                      Phone 913 696 6100 Fax 913 696 6116



                                  NEWS RELEASE

                                 April 22, 2004

YELLOW ROADWAY CORPORATION DELIVERS STRONG FIRST QUARTER 2004 EPS OF $.38

o Yellow Transportation reports first quarter record revenue and near-record operating income

o        Roadway Express achieves solid earnings and improving revenue trends

o        New Penn and Meridian IQ post strong growth and operating results

OVERLAND PARK, KAN. --- Yellow Roadway Corporation (NASDAQ: YELL) today reported first quarter 2004 earnings per share of $.38, a 40.7% increase from pro forma EPS of $.27 and double the reported EPS of $.19, both from the first quarter of 2003. "In our first full quarter as Yellow Roadway Corporation, every business unit exceeded their financial targets," said Bill Zollars, Chairman, President and CEO of Yellow Roadway. "While we still have much to accomplish, it was a gratifying first quarter performance."

Yellow Roadway reported the following consolidated results for the first quarter of 2004:

o Operating revenue of $1.55 billion, up 7.7% from pro forma first quarter 2003 operating revenue of $1.44 billion, and more than double first quarter 2003 reported operating revenue of $681 million.

o Operating income of $41.3 million, up 20.3% from pro forma operating income of $34.4 million in the first quarter of 2003 and 3.5 times first quarter 2003 reported operating income of $11.8 million.

`Pro forma' information provided in this release for the first quarter of 2003 includes reported results of both Roadway Corporation and Yellow Corporation, as adjusted for conforming accounting policies, purchase accounting valuations and interest expense for acquisition-related debt. Management has provided pro forma information to more accurately compare results between periods. See the attached notes to Supplemental Financial Information and Statistical Information for more details. Consolidated `reported' information for the first quarter of 2003 represents the results of the former Yellow Corporation entities only.

YELLOW TRANSPORTATION

Yellow Transportation reported first quarter 2004 results as follows:

o Revenue of $734 million, a record for Yellow Transportation first quarter revenue, which represents an 11.3% increase from $660 million in the first quarter of 2003.

o Less-than-truckload (LTL) revenue per day was up 9.2% from the first quarter of 2003, primarily reflecting a 6.6% increase in LTL tonnage per day and a 2.8% increase in LTL revenue per hundred weight, excluding fuel surcharge. LTL revenue per hundred weight, when further adjusted for changes in weight per shipment and length of haul, was up 3.2%.

o Adjusted operating income of $26.9 million, up 37.8% from $19.5 million in the first quarter of 2003. Reported operating income of $26.4 million compared to $19.5 million in first quarter 2003.

o Adjusted operating ratio of 96.3% compared to 97.0% in last year's first quarter. Reported first quarter operating ratio of 96.4% compared to 97.0% in the same period of 2003.

Yellow Roadway Corporation 2004 First Quarter Financial Results // Page 2


"Yellow Transportation continues to deliver impressive performance, with record levels of first quarter revenue and one of the most profitable first quarters in their history," said Zollars. "Contributing to their success is the ongoing growth in Exact Express, the expedited, time-definite service, which grew over 60% in the first quarter when compared to last year."

ROADWAY EXPRESS

Roadway Express reported the following results for first quarter 2004:

o Revenue of $717 million, up 1.0% from adjusted revenue of $710 million in the first quarter of 2003.

o LTL revenue per day was down 1.8% from the first quarter of 2003, resulting from a 3.0% decline in LTL tonnage per day and a 1.4% increase in LTL revenue per hundred weight, excluding fuel surcharge. When adjusted for changes in weight per shipment and length of haul, LTL revenue per hundred weight was up 3.7%. During the first quarter of 2003, Roadway Express still had temporary business volumes due to the Consolidated Freightways bankruptcy, which results in difficult comparisons to the prior year.

o However, LTL tonnage comparisons improved each month of the first quarter, and this trend has continued into April. Compared to the same month of the prior year, LTL tonnage per day was down 5.5% in January, down 3.7% in February and down 2.5% in March. On a sequential basis, the month-to-month volume growth in the first quarter at Roadway Express is very similar to that of Yellow Transportation.

o Adjusted operating income of $15.0 million compared to $20.3 million in what was an unusually strong first quarter of 2003. Reported operating income of $15.0 million compared to $17.7 million in the first quarter of 2003.

o Adjusted operating ratio of 97.9% compared to a first quarter 2003 adjusted operating ratio of 97.1%. Reported operating ratio of 97.9% compared to 97.5% in last year's first quarter.

"The team at Roadway Express responded to significant challenges during the first quarter," Zollars said. "Trends have recovered and are moving in the right direction, which demonstrates the caliber and capabilities of the Roadway Express people."

NEW PENN MOTOR EXPRESS

New Penn reported the following first quarter 2004 results:

o Revenue of $56.1 million, up 10.8% from adjusted revenue of $50.6 million in the first quarter of 2003. The revenue growth was primarily the result of a 7.6% increase in LTL tonnage per day.

o Adjusted operating income of $5.7 million, over three times greater than $1.7 million in last year's first quarter. Reported operating income of $5.8 million as compared to $2.6 million in the first quarter of 2003.

o Adjusted operating ratio of 89.8%, a significant improvement from an adjusted operating ratio of 96.5% in the first quarter of 2003. Reported operating ratio of 89.7% compared to 94.8% in the prior year.

"New Penn is a great company and a unique asset," Zollars stated. "A first quarter operating ratio below 90% is a strong indication of the fine job they are doing."

Yellow Roadway Corporation 2004 First Quarter Financial Results // Page 3

MERIDIAN IQ

Meridian IQ reported the following first quarter 2004 highlights:

o Revenue of $45.7 million, more than double the $22.1 million reported in the first quarter of 2003. The revenue increase is attributable to strong organic growth and acquisitions.

o Reported operating income of $0.6 million compared to an operating loss of $0.9 million in the first quarter of 2003.

"To achieve profitability in the seasonally challenging first quarter is a significant accomplishment," Zollars stated. "Meridian IQ has gained significant traction in the market during the past six months."

                                      *****

The preceding segment disclosures contain references to `reported' and `adjusted' operating income and operating ratios. For all segments, reported numbers include property gains and losses, while adjusted numbers exclude the impact of property gains and losses. For Roadway Express and New Penn Motor Express, adjusted numbers in the first quarter of 2003 also reflect the impact of conforming accounting policies to more accurately compare operating results to the first quarter of 2004. See the attached notes to "Statistical Information" for Roadway Express and New Penn Motor Express for more details related to these adjustments.

OUTLOOK


"We expect earnings per share of $.70 - $.75 in the second quarter of 2004," Zollars stated. "For the full year, our updated earnings guidance is for $3.00 per share, plus or minus a narrower range of 5%," Zollars continued. "We are on track to meet our 2004 financial objectives due to the performance of our business units, a strengthening economy and our synergy efforts - which are slightly ahead of plan."

REVIEW OF FINANCIAL RESULTS

A teleconference review of Yellow Roadway Corporation (NASDAQ: YELL) first quarter 2004 financial results has been scheduled for April 23, 2004, beginning at 9:30 a.m. ET, 8:30 a.m. CT.

Hosting the teleconference will be: Bill Zollars-Chairman, President and CEO, Yellow Roadway Corporation; Don Barger-Sr. Vice President and CFO, Yellow Roadway Corporation; Jim Staley-President and CEO, Roadway Group; James Welch-President and CEO, Yellow Transportation; and Jim Ritchie-President and CEO, Meridian IQ.

To participate, please dial 1.888.609.3912. Callers should dial in 5 to 10 minutes prior to the start of the call.

The conference call will be webcast live via StreetEvents at www.streetevents.com and via the Yellow Roadway Corporation Internet site www.yellowroadway.com.

An audio playback will be available beginning two hours after the call ends until midnight on April 30 by calling 1.800.642.1687 and then entering the access code, 6389583. An audio playback also will be available for 30 days after the call via the StreetEvents and Yellow Roadway Corporation web sites.

Yellow Roadway Corporation 2004 First Quarter Financial Results // Page 4

This news release (and oral statements made regarding the subjects of this release, including on the conference call announced herein) contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The words "expect," "believe," "intend," and similar expressions are intended to identify forward-looking statements. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including (without limitation), labor relations, inclement weather, price and availability of fuel, competitor pricing activity, expense volatility, ability to capture cost synergies, and a downturn in general or regional economic activity.

                                      *****

Yellow Roadway Corporation is one of the largest transportation service providers in the world. Through its subsidiaries including Yellow Transportation, Roadway Express, New Penn Motor Express, Reimer Express, Meridian IQ and Yellow Technologies, Yellow Roadway provides a wide range of asset and non-asset-based transportation services integrated by technology. The portfolio of brands provided through Yellow Roadway Corporation subsidiaries represents a comprehensive array of services for the shipment of industrial, commercial and retail goods domestically and internationally. Headquartered in Overland Park, Kansas, Yellow Roadway Corporation employs approximately 50,000 people.


                        Analyst Contact:  Stephen Bruffett
                                          Yellow Roadway Corporation
                                          913.696.6108
                                          steve.bruffett@yellowroadway.com

                          Media Contact:  Suzanne Dawson
                                          Linden Alschuler & Kaplan
                                          212.329.1420
                                          sdawson@lakpr.com

                           CONSOLIDATED BALANCE SHEETS
                   Yellow Roadway Corporation and Subsidiaries
                  (Amounts in thousands except per share data)
                                   (Unaudited)

                                                                 March 31,      December 31,
                                                                   2004             2003
                                                               -------------    -------------
ASSETS

CURRENT ASSETS:
        Cash and cash equivalents                              $      20,688    $      75,166
        Accounts receivable, net                                     734,263          699,142
        Prepaid expenses and other                                   107,249          110,128
                                                               -------------    -------------
                Total current assets                                 862,200          884,436
                                                               -------------    -------------

PROPERTY AND EQUIPMENT:
        Cost                                                       2,593,109        2,538,614
        Less - accumulated depreciation                            1,163,099        1,135,346
                                                               -------------    -------------
                Net property and equipment                         1,430,010        1,403,268
                                                               -------------    -------------
        Goodwill                                                     618,532          617,313
        Intangibles, net                                             466,903          467,114
        Other assets                                                  92,546           91,098
                                                               -------------    -------------
                Total assets                                   $   3,470,191    $   3,463,229
                                                               =============    =============

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
        Accounts payable                                       $     209,316    $     260,175
        Wages, vacations, and employees' benefits                    394,511          351,287
        Other current and accrued liabilities                        231,787          178,478
        Asset backed securitization ("ABS") borrowings                13,000           71,500
        Current maturities of long-term debt                           4,506            1,757
                                                               -------------    -------------
                Total current liabilities                            853,120          863,197
                                                               -------------    -------------

OTHER LIABILITIES:
        Long-term debt, less current portion                         810,104          836,082
        Deferred income taxes, net                                   296,406          298,256
        Accrued pension and postretirement                           275,875          256,187
        Claims and other liabilities                                 208,583          207,422
                                                               -------------    -------------
                Total other liabilities                            1,590,968        1,597,947
                                                               -------------    -------------

SHAREHOLDERS' EQUITY:
        Common stock, $1 par value per share                          50,352           50,146
        Capital surplus                                              660,335          653,739
        Retained earnings                                            384,313          366,157
        Accumulated other comprehensive loss                         (23,106)         (23,167)
        Unamortized restricted stock awards                           (4,392)            (567)
        Treasury stock, at cost (2,238 and 2,359 shares)             (41,399)         (44,223)
                                                               -------------    -------------
                Total shareholders' equity                         1,026,103        1,002,085
                                                               -------------    -------------
                Total liabilities and shareholders' equity     $   3,470,191    $   3,463,229
                                                               =============    =============

                      STATEMENTS OF CONSOLIDATED OPERATIONS
                  Yellow Roadway Corporation and Subsidiaries
                      For the Three Months Ended March 31
                  (Amounts in thousands except per share data)
                                   (Unaudited)



                                                                 2004             2003(a)
                                                        -------------    -------------
OPERATING REVENUE                                       $   1,552,135    $     681,093
                                                        -------------    -------------

OPERATING EXPENSES:
           Salaries, wages and employees' benefits            993,550          438,748
           Operating expenses and supplies                    238,357          109,943
           Operating taxes and licenses                        40,565           19,767
           Claims and insurance                                30,013           12,724
           Depreciation and amortization                       40,606           20,268
           Purchased transportation                           167,264           67,873
           Losses on property disposals, net                      462               11
                                                        -------------    -------------

           Total operating expenses                         1,510,817          669,334
                                                        -------------    -------------

OPERATING INCOME                                               41,318           11,759
                                                        -------------    -------------

NONOPERATING (INCOME) EXPENSES:
           Interest expense                                    11,910            2,646
           Other                                                 (120)             (93)
                                                        -------------    -------------

           Nonoperating expenses, net                          11,790            2,553
                                                        -------------    -------------

INCOME BEFORE INCOME TAXES                                     29,528            9,206
INCOME TAX PROVISION                                           11,372            3,580
                                                        -------------    -------------

NET INCOME                                              $      18,156    $       5,626
                                                        =============    =============

AVERAGE SHARES OUTSTANDING-BASIC                               47,874           29,583
AVERAGE SHARES OUTSTANDING-DILUTED                             48,246           29,818
BASIC EARNINGS PER SHARE                                $        0.38    $        0.19
DILUTED EARNINGS PER SHARE                              $        0.38    $        0.19


(a) Represents the reported results of the former Yellow Corporation entities only.

                     STATEMENTS OF CONSOLIDATED CASH FLOWS
                  Yellow Roadway Corporation and Subsidiaries
                      For the Three Months Ended March 31
                             (Amounts in thousands)
                                  (Unaudited)


                                                                                2004            2003(a)
                                                                       -------------    -------------
OPERATING ACTIVITIES:
   Net income                                                          $      18,156    $       5,626
   Noncash items included in net income:
           Depreciation and amortization                                      40,606           20,268
           Losses on property disposals, net                                     462               11
           Deferred income tax provision, net                                 (3,602)              --
   Changes in assets and liabilities, net:
           Accounts receivable                                               (25,644)           3,013
           Accounts payable                                                  (60,204)         (37,076)
           Other working capital items                                       111,285           23,594
           Claims and other                                                   10,395            5,183
   Other, net                                                                 (1,725)            (564)
                                                                       -------------    -------------
           Net cash from operating activities                                 89,729           20,055
                                                                       -------------    -------------

INVESTING ACTIVITIES:
   Acquisition of property and equipment                                     (57,931)         (26,141)
   Proceeds from disposal of property and equipment                              350              691
   Acquisition of companies                                                   (7,881)              --
                                                                       -------------    -------------

           Net cash used in investing activities                             (65,462)         (25,450)
                                                                       -------------    -------------

FINANCING ACTIVITIES:
   ABS borrowings, net                                                       (58,500)              --
   Repayment of long-term debt                                               (22,014)             (21)
   Proceeds from exercise of stock options                                     1,769               38
                                                                       -------------    -------------

           Net cash provided by (used in) financing activities               (78,745)              17
                                                                       -------------    -------------
NET DECREASE IN CASH AND CASH EQUIVALENTS                                    (54,478)          (5,378)

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                75,166           28,714
                                                                       -------------    -------------
CASH AND CASH EQUIVALENTS, END OF PERIOD                               $      20,688    $      23,336
                                                                       =============    =============


(a) Represents the reported results of the former Yellow Corporation entities only.

                       SUPPLEMENTAL FINANCIAL INFORMATION
                  Yellow Roadway Corporation and Subsidiaries
                      For the Three Months Ended March 31
                  (Amounts in thousands except per share data)
                                  (Unaudited)


                                                        2004            2003(a)                %
                                                 -----------     -----------         -----------
Operating revenue:
        Yellow Transportation                    $   734,470     $   660,125                11.3
        Roadway Express                              717,138                  (b)
        New Penn                                      56,104                  (b)
        Meridian IQ                                   45,670          22,083               106.8
        Corporate                                     (1,247)         (1,115)              (11.8)
                                                 -----------     -----------
Consolidated                                       1,552,135         681,093

Reported operating income (loss):
        Yellow Transportation                         26,421          19,500                35.5
        Roadway Express                               15,037
        New Penn                                       5,751
        Meridian IQ                                      585            (893)                n/m
        Corporate                                     (6,476)         (6,848) (c)            5.4
                                                 -----------     -----------
Consolidated                                          41,318          11,759

Adjustments to operating income by segment (d):
        Yellow Transportation                            467              12
        Roadway Express                                   (7)
        New Penn                                          (5)
        Meridian IQ                                        7              --
        Corporate                                         --              (1)
                                                 -----------     -----------
Consolidated                                             462              11

Adjusted operating income (loss):
        Yellow Transportation                         26,888          19,512                37.8
        Roadway Express                               15,030
        New Penn                                       5,746
        Meridian IQ                                      592            (893)                n/m
        Corporate                                     (6,476)         (6,849)                5.4
                                                 -----------     -----------
Consolidated                                     $    41,780     $    11,770

Reported operating ratio:
        Yellow Transportation                           96.4%           97.0%
        Roadway Express                                 97.9%
        New Penn                                        89.7%
        Consolidated                                    97.3%           98.3%

Adjusted operating ratio:
        Yellow Transportation                           96.3%           97.0%
        Roadway Express                                 97.9%
        New Penn                                        89.8%
        Consolidated                                    97.3%           98.3%

                       SUPPLEMENTAL FINANCIAL INFORMATION
                   Yellow Roadway Corporation and Subsidiaries
                       For the Three Months Ended March 31
                  (Amounts in thousands except per share data)
                                   (Unaudited)


                                                                                2004             2003 (a)
                                                                       -------------    -------------
Reconciliation of reported net income to adjusted net income:
Reported net income                                                    $      18,156    $       5,626
Losses on property disposals                                                     287                7
                                                                       -------------    -------------
Adjusted net income                                                           18,443            5,633

Reconciliation of reported diluted earnings per share (EPS)
 to adjusted diluted EPS:
Reported diluted EPS                                                            0.38             0.19
Losses on property disposals                                                      --               --
                                                                       -------------    -------------
Adjusted diluted EPS                                                            0.38             0.19

Pro forma stock option expense (after tax) (e)                                   465              549
Pro forma stock option impact on diluted EPS                                   (0.01)           (0.02)

Summarized unaudited pro forma results (f):
        Operating revenue                                                               $   1,441,363
        Operating income                                                                       34,351
        Income from continuing operations                                                      12,751
        Net income                                                                             12,898
        Diluted earnings per share:
          Income from continuing operations                                                      0.27
          Net income                                                                    $        0.27



(a) Represents the reported results of the former Yellow Corporation entities only.

(b) Prior to the date of the Roadway acquisition (December 11, 2003), Roadway Express and New Penn were not included in our reported results.

(c) Includes approximately $4 million for an industry conference that we host every other year.

(d) Management excludes these items when evaluating operating income and segment performance to more accurately compare the results of our core operations among periods. Adjustments presented in the periods above consist entirely of property gains and losses.

(e) The fair value in accordance with SFAS 123, Accounting for Stock-Based Compensation, not reflected in net income.

(f) The unaudited pro forma information presents the combined results of operations of Yellow Roadway as if the Roadway acquisition had occurred at the beginning of the period presented. The unaudited pro forma financial information is not intended to represent or be indicative of the consolidated results of operations of Yellow Roadway that would have been reported had the acquisition been completed as of the date presented and should not be taken as representative of the future consolidated results of operations of Yellow Roadway.

                             STATISTICAL INFORMATION
                              Yellow Transportation
                       For the Three Months Ended March 31
                   (Amounts in thousands except per unit data)



                                                 Three Months                                 Amount/Workday
                                         ---------------------------                   ---------------------------
                                                 2004           2003               %           2004           2003               %
                                         ------------   ------------    ------------   ------------   ------------    ------------
Workdays                                                                                         64             63

Revenue:
        LTL                              $    683,109   $    616,006            10.9   $   10,673.6   $    9,777.9             9.2
        TL                                     50,971         44,289            15.1          796.4          703.0            13.3
                                         ------------   ------------                   ------------   ------------
        Subtotal - pickup basis               734,080        660,295            11.2       11,470.0       10,480.9             9.4
        Revenue recognition adjustment            390           (170)            n/m            6.1           (2.7)            n/m
                                         ------------   ------------                   ------------   ------------
        Total - as reported              $    734,470   $    660,125            11.3   $   11,476.1   $   10,478.2             9.5

Tonnage - pickup basis:
        LTL                                     1,656          1,529             8.3          25.88          24.27             6.6
        TL                                        319            277            15.1           4.98           4.40            13.3
        Total                                   1,975          1,806             9.3          30.86          28.67             7.6

Shipments - pickup basis:
        LTL                                     3,343          3,119             7.2          52.23          49.51             5.5
        TL                                         43             38            14.1           0.68           0.60            12.3
        Total                                   3,386          3,157             7.3          52.91          50.11             5.6

Revenue/cwt. - pickup basis:
        LTL                              $      20.63   $      20.14             2.4
        TL                                       7.99           7.99              --
        Total                                   18.59          18.28             1.7

Revenue/cwt. - pickup basis:
(excluding fuel surcharge)
        LTL                                     19.89          19.35             2.8
        TL                                       7.74           7.72             0.3
        Total                                   17.93          17.57             2.0

Revenue/shipment - pickup basis:
        LTL                                    204.36         197.50             3.5
        TL                                   1,175.86       1,165.47             0.9
        Total                                  216.80         209.15             3.7

                             STATISTICAL INFORMATION
                                 Roadway Express
                       For the Three Months Ended March 31
                   (Amounts in thousands except per unit data)


                                                   Three Months                                  Amount/Workday
                                            ---------------------------                  ----------------------------
                                                   2004            2003             %            2004            2003             %
                                            -----------    ------------     ---------    ------------    ------------    ----------
Workdays                                                                                          64              63

        Revenue:
        LTL                                 $   668,322    $    669,979          (0.2)   $   10,442.5    $   10,634.6          (1.8)
        TL                                       58,521          50,156          16.7           914.4           796.1          14.9
                                            -----------    ------------                  ------------    ------------
        Subtotal - pickup basis                 726,843         720,135           0.9        11,356.9        11,430.7          (0.6)
        Revenue recognition adjustment           (9,705)         (9,900)          2.0          (151.6)         (157.1)          3.5
                                            -----------    ------------                  ------------    ------------
        Total (a)                           $   717,138    $    710,235           1.0    $   11,205.3    $   11,273.6          (0.6)

Tonnage - pickup basis:
        LTL                                       1,492           1,514          (1.4)          23.31           24.03          (3.0)
        TL                                          341             302          12.7            5.33            4.80          10.9
        Total                                     1,833           1,816           0.9           28.64           28.83          (0.6)

Shipments - pickup basis:
        LTL                                       3,065           3,219          (4.8)          47.89           51.10          (6.3)
        TL                                           41              37          10.1            0.64            0.58           8.4
        Total                                     3,106           3,256          (4.6)          48.53           51.68          (6.1)

Revenue/cwt. - pickup basis:
        LTL                                 $     22.39    $      22.13           1.2
        TL                                         8.59            8.29           3.5
        Total                                     19.82           19.82            --

Revenue/cwt. - pickup basis:
(excluding fuel surcharge)
        LTL                                       21.51           21.23           1.4
        TL                                         8.25            7.96           3.7
        Total                                     19.05           19.02           0.2

Revenue/shipment - pickup basis:
        LTL                                      218.08          208.16           4.8
        TL                                     1,406.48        1,327.33           6.0
        Total                                    234.00          221.14           5.8

Operating income - as reported                   15,037          17,738
Adjustments to operating income  (b)                 (7)          2,576
                                            -----------    ------------
Operating income - as adjusted                   15,030        20,314

(a) Total revenue in 2004 is presented on a reported basis. Total revenue for 2003 has been adjusted for conforming accounting policies and the conversion to a calendar quarter.

(b) Adjustments to operating income primarily represent conforming accounting policies, including revenue recognition adjustments and amortization of intangibles, and the conversion to a calendar quarter. Management has adjusted the 2003 reported results of Roadway Express for these items to more accurately compare the results among periods. In 2004 adjustments relate to gains on the disposal of property as detailed further in the "Supplemental Information."

                             STATISTICAL INFORMATION
                             New Penn Motor Express
                      For the Three Months Ended March 31
                  (Amounts in thousands except per unit data)


                                                   Three Months                                Amount/Workday
                                         ---------------------------                     --------------------------
                                                 2004           2003               %            2004           2003              %
                                         ------------   ------------    ------------    ------------   ------------   ------------
Workdays                                                                                          64             63

Revenue:
        LTL                              $     52,309   $     47,403            10.3    $      817.3   $      752.4            8.6
        TL                                      3,795          3,227            17.6            59.3           51.2           15.8
                                         ------------   ------------                    ------------   ------------
        Subtotal - pickup basis                56,104         50,630            10.8           876.6          803.6            9.1
        Revenue recognition adjustment             --             --              --              --             --             --
                                         ------------   ------------                    ------------   ------------
        Total (a)                        $     56,104   $     50,630            10.8    $      876.6   $      803.6            9.1

Tonnage - pickup basis:
        LTL                                       211            193             9.3            3.30           3.06            7.6
        TL                                         34             30            13.3            0.53           0.48           11.6
        Total                                     245            223             9.9            3.83           3.54            8.1

Shipments - pickup basis:
        LTL                                       462            437             5.7            7.22           6.94            4.1
        TL                                          4              4              --            0.06           0.06           (1.6)
        Total                                     466            441             5.7            7.28           7.00            4.0

Revenue/cwt. - pickup basis:
        LTL                              $      12.38   $      12.30             0.7
        TL                                       5.58           5.37             3.9
        Total                                   11.43          11.36             0.6

Revenue/cwt. - pickup basis:
(excluding fuel surcharge)
        LTL                                     11.72          11.74            (0.2)
        TL                                       5.28           5.13             2.9
        Total                                   10.83          10.85            (0.2)

Revenue/shipment - pickup basis:
        LTL                                    113.12         108.47             4.3
        TL                                     927.65         874.05             6.1
        Total                                  120.27         114.88             4.7

Operating income - as reported                  5,751          2,613
Adjustments to operating income  (b)               (5)          (866)
                                         ------------   ------------
Operating income - as adjusted                  5,746          1,747


(a) Total revenue in 2004 is presented on a reported basis. Total revenue for 2003 has been adjusted for conforming accounting policies and the conversion to a calendar quarter.

(b) Adjustments to operating income primarily represent conforming accounting policies, including amortization of intangibles, and the conversion to a calendar quarter. Management has adjusted the 2003 reported results of New Penn for these items to more accurately compare the results among periods. In 2004 adjustments relate to gains on the disposal of property as detailed further in the "Supplemental Information."